Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Cellegy Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the three months ended June 30, 2003 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), A. Richard Juelis, , as Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          iii. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          iv.  The information  contained in the Report fully  presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.


                                     By: /s/ A. Richard Juelis

                                         ---------------------------------------

                                         A. Richard Juelis
                                         Vice President, Finance and
                                         Chief Financial Officer
                                         Date:  August 13, 2003


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